Exhibit 21.1

Schedule of Subsidiaries

Entity Name	Jurisdiction of Organization

Arabian Chevron Phillips Petrochemical Company Limited	Bermuda
Chemical Services LLC	Delaware
Chevron Phillips Chemical (China) Co., Ltd.	China
Chevron Phillips Chemical ANZ Holdings LLC	Delaware
Chevron Phillips Chemical Company LP	Delaware
Chevron Phillips Chemical Company Qatar LLC	Delaware
Chevron Phillips Chemical Holdings I LLC	Delaware
Chevron Phillips Chemical Holdings II LLC	Delaware
Chevron Phillips Chemical International Canada Ltd.	Canada
Chevron Phillips Chemical International Holdings LLC	Delaware
Chevron Phillips Chemical International Inc.	Panama
Chevron Phillips Chemical International, Limited	Japan
Chevron Phillips Chemical International Qatar Holdings LLC	Delaware
Chevron Phillips Chemicals International Sales Inc.	Bahamas
Chevron Phillips Chemical International Sales LLC	Delaware
Chevron Phillips Chemical Malaysia Sdn Bhd	Malaysia
Chevron Phillips Chemical Pipeline Company LLC	Delaware
Chevron Phillips Chemical Puerto Rico Core Inc.	Delaware
Chevron Phillips Chemicals (Shanghai) Corporation	China
Chevron Phillips Chemicals Asia Pte. Ltd.	Singapore
Chevron Phillips Chemicals Australia Pty. Ltd.	Australia
Chevron Phillips Chemicals France S.A.R.L.	France
Chevron Phillips Chemicals Germany GmbH	Germany
Chevron Phillips Chemicals International N.V.	Belgium
Chevron Phillips Chemicals Italy S.r.L.	Italy
Chevron Phillips Chemicals New Zealand Ltd.	New Zealand
Chevron Phillips Chemicals, S.A. de C.V.	Mexico
Chevron Phillips Chemicals Spain S.L.	Spain
Chevron Phillips Chemicals UK Limited	England
Chevron Phillips International Corporation	Bahamas
Chevron Phillips Spain Holding Company, S.L.	Spain
CPC Receivables Company LLC	Delaware
Driscopipe Mexicana S. de R.L. de C.V.	Mexico
Phillips Petroleum FSC Corporation	U.S. Virgin Islands
Phillips Petroleum International N.V.	Belgium
Phillips Petroleum International Ventures Corporation	Panama
Plexco de Mexico, S.A. de C.V.	Mexico
Plexco International, S.A. de C.V.	Mexico
Productos Plasticos Plexco, S.A. de C.V.	Mexico
Six Pines Insurance Limited	Bermuda
SouthTex 66 Pipeline Company, Ltd.	Texas